UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 6, 2008

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, the Board of Directors (the “Board”) of Cost Plus, Inc. (the “Company”) appointed Willem Mesdag to serve as a director of the Company. Mr. Mesdag has not yet been named to serve on any committees of the Board.

Mr. Mesdag is Managing Partner of Red Mountain Capital Partners LLC, an investment firm that he established following a 21-year career with Goldman, Sachs & Co. Red Mountain Capital Partners LLC and its affiliates beneficially own approximately 12.5% of the Company’s common stock.

The Board has authorized the grant to Mr. Mesdag of an option to purchase 16,000 shares of the Company’s common stock pursuant to the Company’s 1996 Director Option Plan, on the second day of trading following the release of the Company’s results of operations for the third quarter of fiscal 2008 (the “Grant Date). The exercise price of the option will be the closing price of the Company’s common stock on the Grant Date. The option will vest, subject to continued service, over four (4) years, with 25% of the shares subject to the option becoming exercisable each year on the anniversary of the Grant Date.

Mr. Mesdag will participate in the Company’s standard non-employee director fee arrangements as described in the Company’s most recently filed Proxy Statement. Pursuant to our standard form of indemnification agreement applicable to all directors and officers, Mr. Mesdag will be entitled to be indemnified by the Company in certain circumstances. The Company filed the form of indemnification agreement, approved by the Board, as part of its Quarterly Report on Form 10-Q for the quarter ended July 29, 2006.

The Company and Red Mountain Capital Partners LLC and certain affiliates entered into a Confidentiality and Standstill Agreement, dated as of April 11, 2007, which was subsequently amended by an amendment to the Confidentiality Agreement dated as of August 22, 2007 and the Second Amendment to the Confidentiality Agreement dated as of December 12, 2007. See Exhibits 10.1, 10.2 and 10.3.

A copy of the press release dated November 12, 2008, announcing Mr. Mesdag’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of Mr. Mesdag to the Board, the Board approved an amendment to the Company’s Bylaws increasing the size of the Board from eight directors to nine directors, effective as of November 6, 2008. The second sentence of Section 2.2 of Article II, which previously read as follows:

“The exact number of directors shall be eight (8) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders.”

was amended to read as follows:

“The exact number of directors shall be nine (9) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders.”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

3.3.1	Amendment to Section 2.2 of the Bylaws of Cost Plus, Inc. effective as of November 6, 2008.

10.1	Confidentiality and Standstill Agreement dated as of April 11, 2007, by and among Cost Plus, Inc. and Red Mountain Capital Partners LLC and its affiliates (incorporated by reference to Exhibit No. 2 to Amendment No. 4 to Schedule 13D filed with the Securities and Exchange Commission on April 18, 2007 by Red Mountain Capital Partners LLC.).

10.2	Amendment to Confidentiality Agreement dated as of August 22, 2007, by and among Cost Plus, Inc. and Red Mountain Capital Partners LLC and its affiliates (incorporated by reference to Exhibit No. 3 to Amendment No. 5 to Schedule 13D filed with the Securities and Exchange Commission on August 27, 2007 by Red Mountain Capital Partners LLC.)

10.3	Second Amendment to Confidentiality Agreement dated as of December 12, 2007 by and among Cost Plus, Inc. and Red Mountain Capital Partners LLC and its affiliates (incorporated by reference to Exhibit No. 4 to Amendment No. 7 to Schedule 13D filed with the Securities and Exchange Commission on December 12, 2007 by Red Mountain Capital Partners LLC.).

99.1	Press Release of Cost Plus, Inc. dated November 12, 2008 announcing the appointment of Willem Mesdag as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: November 12, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.3.1	Amendment to Section 2.2 of the Bylaws of Cost Plus, Inc. effective as of November 6, 2008.

10.1	Confidentiality and Standstill Agreement dated as of April 11, 2007, by and among Cost Plus, Inc. and Red Mountain Capital Partners LLC and its affiliates (incorporated by reference to Exhibit No. 2 to Amendment No. 4 to Schedule 13D filed with the Securities and Exchange Commission on April 18, 2007 by Red Mountain Capital Partners LLC.).

10.2	Amendment to Confidentiality Agreement dated as of August 22, 2007, by and among Cost Plus, Inc. and Red Mountain Capital Partners LLC and its affiliates (incorporated by reference to Exhibit No. 3 to Amendment No. 5 to Schedule 13D filed with the Securities and Exchange Commission on August 27, 2007 by Red Mountain Capital Partners LLC.)

10.3	Second Amendment to Confidentiality Agreement dated as of December 12, 2007 by and among Cost Plus, Inc. and Red Mountain Capital Partners LLC and its affiliates (incorporated by reference to Exhibit No. 4 to Amendment No. 7 to Schedule 13D filed with the Securities and Exchange Commission on December 12, 2007 by Red Mountain Capital Partners LLC.).

99.1	Press Release of Cost Plus, Inc. dated November 12, 2008 announcing the appointment of Willem Mesdag as a director.